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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2002

ChoiceTel Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-230 17 (Commission File Number)	41-1649949 (I.R.S. Employer Identification Number)

15500 Wayzata Blvd. #1029
Wayzata, Minnesota 55391
(Address of Principal Executive Offices) (Zip Code)

952-249-1802
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

        On May 2, 2002, ChoiceTel Communications, Inc., a Minnesota corporation ("ChoiceTel"), announced that it sold its remaining operating assets pursuant to an Asset Purchase Agreement (the "Agreement"), dated as of April 30, 2002, by and between ChoiceTel and ChoiceTel Acquisitions, Inc., a Puerto Rico corporation not affiliated with ChoiceTel ("Acquisitions"). Pursuant to the Agreement, on May 1, 2002, Acquisitions purchased all of ChoiceTel's pay telephone assets located in Puerto Rico or otherwise used in or related to ChoiceTel's business in Puerto Rico, including site contracts, equipment, and dial-around compensation accruing as of May 1, 2002 (the "Assets"). The purchase price for the Assets, which the parties agreed to after arms-length negotiations, was $2,300,000 less a broker's fee of $126,500, resulting in net cash proceeds to ChoiceTel of $2,173,500. Acquisitions paid the purchase price on May 1, 2002, less $50,000 which is being held in escrow until July 1, 2002.

        The Agreement and the press release relating to the Agreement are attached hereto as Exhibits 2.1 and 99.1, respectively, each of which is incorporated herein by reference in its entirety. The foregoing descriptions of the Agreement and the press release are qualified in their entirety by reference to the Agreement and the press release, respectively.

Item 7. Financial Statements and Exhibits

  (a)
  Financial statements of businesses acquired.

    Not applicable.

  (b)
  Pro forma financial information.

    Incorporated by reference to ChoiceTel's Quarterly Report on Form 10-KSB for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission on May 14, 2002.

  (c)
  Exhibits.

    See Exhibit Index on page following Signatures.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICETEL COMMUNICATIONS, INC.
Date: May 14, 2002	By:	/s/ Jack S. Kohler
	Its:	Vice President and Chief Financial Officer

EXHIBIT INDEX
ChoiceTel Communications, Inc.
Form 8-K Current Report

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated as of April 30, 2002, by and between ChoiceTel Communications, Inc., a Minnesota corporation, and ChoiceTel Acquisitions, Inc., a Puerto Rico corporation.
99.1	ChoiceTel Press Release as filed with the Securities and Exchange Commission on May 2, 2002 pursuant to Rule 425 of the Securities Act of 1933.

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX ChoiceTel Communications, Inc. Form 8-K Current Report